Exhibit 10.3

Purchase Agreement

Seller:	No. YDCG20180002
Buyer: Jiangsu Huadong Medical Device Industrial Co., Ltd.	Date: Dec. 26, 2017

This contract is made in accordance with the “Contract Law of the People's Republic of China” and “Product Quality Law of the People’s Republic of China”. It is mainly for the ordering of low-value consumables such as spare parts and auxiliary materials. Based on friendly negotiation, the signed contract (fax copy) is valid and both parties agree on the following:

I. Product name, quantity and price

No.	Name	Specification	Unit	Quantity	Tax-included unit price (RMB)	Amount (RMB)
1	Laminating non-woven fabrics		kg	5,861.80	11.8000	69,169.24
2	Medical check pads		piece	4,400.00	0.3500	1,540.00
3	Foam filter element		piece	70,903.00	0.3500	24,816.05
4	Spunlace		piece	63,000.00	0.0500	3,150.00
5	Absorbent pads	3.5*7	kg	130.30	12.0000	1,563.60
6	Absorbent pads	4.5*7	kg	81.90	20.0000	1,638.00

Total (RMB)				144,377.00		101,876.89

II. Quality requirements

2.1 The products shall comply with national standards and industrial regulations.

2.2 The quality of products shall be guaranteed according to the buyer’s need and the contract requirements.

III. Signed at: Changshu

IV. Payment

4.1 The buyer shall pay for the goods to the seller within 90 days from the date of delivery.

4.2 After the contract takes effect, the seller shall send the goods specified in the contract to the designated place. The goods shall pass the acceptance and relevant documents shall be complete. The full invoice shall be sent to the buyer.

V. Transportation

5.1 The seller shall use proper packaging for transport and handling and take necessary protective measures, to ensure that the contract goods safely reach the place designated by the buyer. The packaging and transportation of dangerous chemicals shall observe the “Regulations on the Control over Safety of Dangerous Chemicals”.

5.2 Freight and insurance premiums shall be at the seller’s expense.

VI. Liability for breach of contract

6.1 If the seller does not sign back to the buyer within 2 days after receiving the purchase contract, this contract will be invalidated automatically.

6.2 Once the contract takes effect, no party may unilaterally rescind the contract, except with friendly negotiation and a written agreement between the two parties. If either party rescinds this contract unilaterally, the party shall pay the liquidated damages of 10% of the total contract amount to the other party.

6.3 If the seller fails to deliver the goods within the time specified in the contract, the seller shall pay the buyer 0.5% of the total contract amount for each day overdue. Once a breach of contract occurs, the seller shall, within 30 days of receiving the buyer’s claim notice, send the liquidated damages to the buyer by wire transfer, or the buyer has the right to notify the seller in writing and deduct the liquidated damages directly from the contract payment.

VII. Inspection standards and methods

7.1 After the goods arrive at the destination, the buyer shall inspect the goods. If the specifications, quantity and quality of the goods are found to be inconsistent with the contract, the buyer may exchange or return the goods, and all losses caused to the buyer shall be born by the seller.

7.2 After the goods arrive at the site, the seller shall provide a shipping list that matches the actual quantity, and the list shall take effect after confirmed and signified by the buyer’s receiving person. The effective shipping list will be used as the proof of final settlement.

VIII. Resolving contract disputes

If any dispute between the parties arising from the execution of this contract or related to this contract cannot be resolved through friendly negotiation, it shall be submitted to the Suzhou Arbitration Commission, and the arbitration costs shall be born by the losing party.

IX. Conclusion of the contract

This contract is made in duplicate with the same legal effect, each party shall hold one copy. This contract becomes effective from the date of signature and seal of both parties (the fax copy is valid).

Name:	Name: Jiangsu Huadong Medical Device Industrial Co., Ltd.
Address:	Address:
Legal representative:	Legal representative:
Entrusted agent:	Entrusted agent:
Tel:	Tel:

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